Exhibit 99.4

Ozop Energy Solutions, Inc. Introducing Ozop ARC Building Management Energy System (BEMS)- Patent Pending

Warwick, NY, October 27, 2023 (GLOBE NEWSWIRE) — Ozop Energy Solutions, Inc. (OZSC or the “Company”), is pleased to announce it has a US patent application relating to its Controlled Power Supply in Building Management System (BEMS/ Ozop ARCTM).

The OZOP Arc is an industry-defining solution that serves as the hub for our innovative lighting control system. To ensure maximum device compatibility, OZOP ARCTM integrates with auxiliary devices through ethernet or I2C, ensuring unmatched system coherence. The system acts as DHCP server, with standard RJ45 ports for network interface, and wireless connectivity options, including Bluetooth and wireless mesh.

Our product line also includes Dum-eTM , an analog to digital input device designed to seamlessly integrate 120V light switches into our controls environment. This flexibility allows designers and architects to incorporate high-end switches and fixtures without compromising the utility of a comprehensive control system. This solves an issue that has long since plagued the industry.

Brian Conway, CEO of Ozop Energy Solutions, said, “The unveiling of OZOP ARCTM and its accompanying components marks a significant milestone for our company and is the first step in protecting our IP.. It brings together cutting-edge technology, modularity, and an intuitive web interface, enhancing usability and ensuring optimal efficiency. In speaking with various manufacturing and distribution partners, we can conservatively estimate a market of 30,000 to 50,000 units per year, with a low-end retail price of $2,000 dollars per unit.” Mr. Conway continues, “The flexibility introduced by our Dum-e card is an industry-first, allowing for the use of high-end fixtures without sacrificing the controls system’s capability.”

The OZOP ARCTM also leverages the power of networked technologies, with a comprehensive web interface that allows for remote system control and monitoring. This web-based solution enables swift device discovery on ARCnet, a visual layout of connected devices, and simple, efficient device programming. In essence, the OZOP ARCTM is more than just a product; it’s a revolutionary solution that transforms the way lighting systems are conceptualized, implemented, and managed. It’s a testament to Ozop Energy Solutions’ commitment to driving innovation in the renewable energy market and reinforcing our position as a leading provider of renewable energy assets and infrastructure.

About Ozop Energy Solutions, Inc.

Ozop Energy Solutions (http://ozopenergy.com/) invents, designs, develops, manufactures, and distributes ultra-high-power chargers, inverters, and power supplies for a wide variety of applications in the defense, heavy industrial, aircraft ground support, maritime and other sectors. Our strategy focuses on capturing a significant share of the rapidly growing renewable energy market as a provider of assets and infrastructure needed to store energy.

About Ozop Energy Systems, Inc.

Ozop Energy Systems is a manufacturer and distributor of Renewable Energy products in the Energy Storage, Solar, Microgrids, and EV charging Station space. We offer a broad portfolio of Renewable Energy products at competitive prices with a commitment to customer satisfaction from selection, to ordering, shipping, and delivery.

About Ozop Engineering and Design, Inc.

Ozop Engineering and Design engineers’ energy efficient, easy to install and use, digital lighting controls solutions for commercial buildings, campuses, and sports complexes throughout North America. Products include relays panels, controllers, occupancy/vacancy sensors, daylight sensors and wall switch stations. Ozop has a resolute design team that produces system drawings and a technical support group for product questions and onsite system commissioning. Our mission is recognized for our deep understanding of power management systems and ability to provide the right solution for each facility.

www.ozopengineering.com

About Ozop Capital Partners, Inc.

Ozop Capital Partners Inc. is a wholly owned subsidiary of the Company, and wholly owns EV Insurance Company, Inc. (“EVIC”). EVIC, DBA Ozop Plus is a licensed reinsurance company that will market and distribute a vehicle service contract for the electric vehicle market, focusing on battery replacement, repair, and roadside assistance products.

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Safe Harbor Statement

“This press release contains or may contain, among other things, certain forward-looking statements. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the company’s control). The company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.”

Investor Relations Contact – Ozop

The Waypoint Refinery, LLC

845-397-2956

www.thewaypointrefinery.com